UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 19, 2016, Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and GI Netsmart Holdings LLC, a Delaware limited liability company (“GI”), completed the previously announced formation of a joint venture and the acquisition by such joint venture of Netsmart, Inc., a Delaware corporation (“Netsmart”). The joint venture entity formed by affiliates of Allscripts and GI is Nathan Holding LLC, a Delaware limited liability company (the “JV”).  The acquisition of Netsmart was accomplished pursuant to the Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”), by and among Nathan Intermediate LLC, a Delaware limited liability company and a wholly-owned subsidiary of the JV (“Intermediate”), Nathan Merger Co., a Delaware corporation and a wholly-owned subsidiary of Intermediate (“Merger Sub”), Netsmart and Genstar Capital Partners V, L.P., as the Equityholders’ Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, on April 19, 2016, Merger Sub was merged with and into Netsmart, with Netsmart surviving as a wholly-owned subsidiary of Intermediate (the “Merger”).

At the effective time of the Merger, each share of Netsmart common stock issued and outstanding immediately prior to the effective time (other than (i) shares held in treasury of Netsmart and shares owned by Intermediate, Merger Sub or any other wholly-owned subsidiary of Intermediate and (ii) shares owned by stockholders who have properly demanded appraisal of such shares under Delaware law) was converted into the right to receive a pro rata share of $950 million, reduced by net debt and subject to working capital and other adjustments (the “Purchase Price”). Each vested outstanding option to acquire shares of Netsmart common stock became entitled to receive a pro rata share of the Purchase Price, less applicable exercise prices of the options. Certain holders of shares of Netsmart common stock exchanged a portion of such shares for equity interests in the JV, in lieu of receiving their pro rata share of the Purchase Price, and certain holders of options to purchase Netsmart common stock invested a portion of such holder’s proceeds from the Merger in equity interests in the JV (collectively, the “Rollover”).

Prior to the effective time of the Merger, on April 19, 2016, GI and Allscripts completed their investments in the JV as contemplated by the Contribution Agreement, dated as of March 20, 2016 (the “Contribution Agreement”), by and among Allscripts, GI, Andrews Henderson LLC, a Delaware limited liability company (“Henderson”), and the JV. Also as contemplated by the Contribution Agreement, Allscripts contributed its Homecare business, owned by Henderson, to the JV. As a result, Henderson became a wholly-owned subsidiary of the JV.

Item 1.01	Entry into a Material Definitive Agreement

JV Operating Agreement

In connection with the closing of the transactions under the Contribution Agreement, on April 19, 2016, a wholly-owned subsidiary of Allscripts (together with any permitted transferees, the “Allscripts Members”) and GI (together with any permitted transferees, the “GI Members”), entered into an Amended and Restated Limited Liability Company Agreement of the JV (the “Operating Agreement”).

The Operating Agreement governs the rights and obligations of the Allscripts Members and GI Members in their roles as members of the JV.  As of the closing of the transactions contemplated by the Contribution Agreement and the Merger Agreement, including the Rollover, the Allscripts Members, collectively, owned approximately 49% of the outstanding equity interests in the JV, the GI Members, collectively, owned approximately 47% of the outstanding equity interests in the JV, and the Rollover equityholders, collectively, owned approximately 4% of the outstanding equity interests in the JV, in each case on an as-converted basis.  Additionally, the JV has approved a management option pool that if fully earned could result in dilution of up to

14% of the Allscripts Members’, the GI Members’ and the Rollover equityholders’ respective ownership percentages.

The Operating Agreement provides that the JV is governed by a Board of Managers (the “JV Board”) comprised of up to three individuals appointed by the Allscripts Members (in any event, the Allscripts Members’ appointee(s) will collectively have three votes), up to three individuals appointed by the GI Members (in any event, the GI Members’ appointee (s) will collectively have three votes) and one member who would be the Chief Executive Officer of the JV (who will have one vote). Additionally, the JV Board will have three non-voting members who will be jointly designated by the Allscripts Members and the GI Members. Any action to be taken by the JV Board must be taken by members holding a majority of votes.  The JV Board manages the business and affairs of the JV, subject to the Allscripts Members’ right to approve the JV’s annual operating budget.  Further, certain significant actions to be taken by the JV require the consent of both the Allscripts Members and the GI Members, so long as they each maintain a minimum threshold ownership in the JV.  These significant actions would include, but are not limited to, (i) issuing additional equity or debt securities other than as specifically addressed in the Operating Agreement; (ii) repurchasing, redeeming or paying dividends on the equity, except as specifically addressed in the Operating Agreement; (iii) selling the JV before the fifth anniversary, unless both the Allscripts Members and the GI Members receive a minimum return on their investment; (iv) an initial public offering, unless both the Allscripts Members and the GI Members receive a minimum return on their investment; (v) liquidating, dissolving or winding-up the JV or commencing a bankruptcy action; and (vi) entering into certain affiliate transactions.

The GI Members own Class A Preferred Units in the JV that are initially convertible into Class A Common Units of the JV on a one-for-one basis.  The Operating Agreement provides that the Class A Preferred Units in the JV held by the GI Members entitle them, in certain liquidation events  (including a sale of the JV), to the greater of (i) a return of the original issue price plus an 11% preferred return (compounded annually) or (ii) the as-converted value of Class A Common Units in the JV, and to cause the JV to redeem the GI Members’ equity upon the earlier of the fifth anniversary or a change in control of Allscripts.

Pursuant to the Operating Agreement, during the first two years of the JV, neither the Allscripts Members nor the GI Members are permitted to transfer their equity to a third party without the other party’s consent.  The Operating Agreement also contains transfer restrictions, right of first offer provisions, preemptive rights, provisions governing rights with respect to initial public offerings, as well as tag-along and drag-along provisions.

Under the Operating Agreement, Allscripts and the JV have agreed to certain non-competition obligations to prevent Allscripts from engaging in the JV’s core line of business and the JV from engaging in Allscripts’ core line of business, subject to specified exceptions and limitations.  In addition, the JV, Allscripts and the GI Members agreed to not make certain investments or acquisitions of competitive businesses, subject to specified exceptions and limitations.

JV Credit Facilities

In connection with the consummation of the Merger, on April 19, 2016, Intermediate, Merger Sub and Henderson entered into (i) that certain First Lien Credit Agreement by and among, prior to the consummation of the Merger, Merger Sub, Henderson, after giving effect to the Merger, Netsmart, Netsmart Technologies, Inc., a Delaware corporation (“Netsmart Technologies”), as Borrower Representative (as defined therein) (for purposes hereof, (a) prior to the consummation of the Merger, each of Henderson and Merger Sub, and (b) upon and after the consummation of the Merger, each of Henderson, Netsmart and Netsmart Technologies are hereinafter referred to collectively as the “Borrowers”), the subsidiaries of the Borrowers from time to time party thereto, Intermediate, the lenders party thereto, UBS AG, Stamford Branch (“UBS AG”), as administrative agent and collateral agent for the lenders party thereto (in its capacity as administrative and collateral agent, the “First Lien Administrative Agent”), providing for a $395,000,000 senior secured 7-year term loan credit facility and a $50,000,000 senior secured 5-year revolving loan credit facility (the “First Lien Credit Agreement”) and (ii) that certain Second Lien Term Loan Agreement by and among the Borrowers, the subsidiaries of the Borrowers from time to time party hereto, Intermediate, the lenders party thereto, UBS AG, as administrative agent and collateral agent for the lenders party thereto (in its capacity as administrative and collateral agent, the “Second Lien Administrative Agent”), providing for a $167,000,000 senior secured 7.5-year term loan credit facility (the “Second Lien Credit Agreement,” and, together with the First Lien Credit Agreement, the “Credit Agreements”).

Each of the Borrower’s obligations under the Credit Agreements are guaranteed by Intermediate, each other Borrower, each Subsidiary Guarantor (as defined in the Credit Agreements) and any other person who becomes a party to the Credit Agreements or any other Loan Document (under and as defined in the Credit Agreements), under an unconditional guaranty. Unless otherwise extended, the revolving credit facility under the First Lien Credit Agreement will terminate on April 19, 2021, the initial term loans under the First Lien Credit Agreement mature on April 19, 2023 and the term loans issued under the Second Lien Credit Agreement mature on October 19, 2023, when, in each case, all unpaid principal of, and interest accrued on, such  loans must be repaid. The outstanding principal amount (i) of the Initial Term Loans and Initial Revolving Loans (in each case, as defined in the First Lien Credit Agreement) due under the First Lien Credit Agreement will bear interest at a rate equal to (a) with respect to LIBO Rate Loans, Adjusted LIBO Rate plus 4.75% and (b) with respect to ABR Loans, 3.75% (provided, however, that, in respect of the Initial Revolving Loans, such rate may step-down to 4.25% and 3.25%, respectively, depending on the then-applicable leverage ratio) and (b) of the Initial Term Loans (as defined in the Second Lien Credit Agreement) due under the Second Lien Credit Agreement will bear interest at a rate equal to (a) with respect to LIBO Rate Loans, Adjusted LIBO Rate plus 9.50% and (b) with respect to ABR Loans, 8.50%.  The proceeds from the funding of the Credit Agreements were used to, inter alia, finance a portion of the Purchase Price and to pay fees and expenses in connection therewith.

The Credit Agreements contain a financial covenant that Intermediate and its subsidiaries maintain a maximum ratio of total debt to Consolidated Adjusted EBITDA (as defined in the Credit Agreements). The entire principal amount of the Credit Agreements and any accrued but unpaid interest may be declared immediately due and payable if an Event of Default occurs (as defined in the Credit Agreements).  Events of Default under the Credit Agreements include (but are not limited to) failure to make payments when due, a default in the performance of any covenants in the Credit Agreements or related documents or certain changes of control of Intermediate and/or of the Borrowers.

The Borrowers’ debt under the Credit Agreements is non-recourse to Allscripts and its wholly-owned subsidiaries.

The foregoing descriptions of the Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the Credit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure contained above under “Introductory Note” in this Current Report on Form 8-K is incorporated herein by reference.

Descriptions of the Contribution Agreement and the Merger Agreement are contained under the headings “Contribution Agreement” and “Netsmart Merger Agreement,” respectively, in Item 1.01 of the Current Report on Form 8-K filed by Allscripts on March 23, 2016 (the “March 23 Form 8-K”) and are incorporated herein by reference.  The foregoing descriptions of the Contribution Agreement and Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Contribution Agreement and Merger Agreement, respectively, which were filed by Allscripts as Exhibits 2.1 and 2.2, respectively, to the March 23 Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained above in Item 1.01 of this Current Report on Form 8-K under the heading “JV Credit Facilities” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Allscripts intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, Allscripts intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits:

Exhibit No.	Description

10.1

First Lien Credit Agreement, dated April 19, 2016, by and among Nathan Intermediate LLC, Nathan Merger Co., Andrews Henderson LLC, Netsmart, Inc., Netsmart Technologies, Inc., the subsidiaries of the borrowers party thereto, the lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent for the lenders party thereto.

10.2

Second Lien Term Loan Agreement, dated April 19, 2016, by and among Nathan Intermediate LLC, Nathan Merger Co., Andrews Henderson LLC, Netsmart, Inc., Netsmart Technologies, Inc., the subsidiaries of the borrowers party thereto, the lenders party thereto, and UBS AG, as administrative agent and collateral agent for the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: April 25, 2016
	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Lien Credit Agreement, dated April 19, 2016, by and among Nathan Intermediate LLC, Nathan Merger Co., Andrews Henderson LLC, Netsmart, Inc., Netsmart Technologies, Inc., the subsidiaries of the borrowers party thereto, the lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent for the lenders party thereto.

10.2

Second Lien Term Loan Agreement, dated April 19, 2016, by and among Nathan Intermediate LLC, Nathan Merger Co., Andrews Henderson LLC, Netsmart, Inc., Netsmart Technologies, Inc., the subsidiaries of the borrowers party thereto, the lenders party thereto, and UBS AG, as administrative agent and collateral agent for the lenders party thereto.